UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

GOOD SAM ENTERPRISES, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-173290	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive
Ventura, CA 93001	(805) 667-4100
(Address of executive offices)	(Registrant’s telephone
number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                               Regulation FD Disclosure.

Good Sam Enterprises, LLC (“GSE”) has completed its exchange offer to exchange (the “Exchange Offer”) up to $333,000,000 aggregate principal amount of its new 11 1/2% Senior Notes due 2016 (the “New Notes”) and the related guarantees of its subsidiary guarantors, in each case, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of GSE’s outstanding, unregistered 11 1/2% Senior Notes due 2016 issued on November 30, 2010 (the “Original Notes”) and the related guarantees.

An aggregate principal amount of $333,000,000, or 100%, of the Original Notes were exchanged in the Exchange Offer and were accepted by GSE.  The Exchange Offer expired at 5:00 p.m., New York City time, on August 26, 2011.

GSE made the Exchange Offer to satisfy its obligations under the registration rights agreement GSE and its subsidiary guarantors entered into with the initial purchasers of the Original Notes. The Exchange Offer did not affect GSE’s outstanding debt levels, as the New Notes were issued only upon cancellation of a like principal amount of the Original Notes. GSE did not receive any proceeds from the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD SAM ENTERPRISES, LLC
(Registrant)

Date: August 30, 2011	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Executive Vice President
and Chief Financial Officer